Exhibit 99.1

COMPANY CONTACT:

Mark W. Brugger
(240) 744-1150

FOR IMMEDIATE RELEASE

WEDNESDAY, MARCH 1, 2006

DIAMONDROCK HOSPITALITY COMPANY EXCEEDS PRIOR GUIDANCE FOR FULL YEAR 2005
RESULTS AND RAISES DIVIDEND

BETHESDA, Maryland, March 1, 2006 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for the fiscal year ended December 31, 2005.  DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner and acquirer of premium hotels in North America.

Fourth Quarter 2005 Highlights

•	Same-store revenue per available room (“RevPAR”) increased 13.1 percent over the comparable period in 2004 for the twelve hotels addressed in prior guidance.

•

Hotel profit margins increased 269 basis points, as measured by hotel-level adjusted earnings before interest expense, income taxes, depreciation and amortization (“Hotel Adjusted EBITDA Margins”) for the twelve hotels.

•	Adjusted EBITDA of $21.8 million.

•	Adjusted Funds from Operations (“Adjusted FFO”) of $15.3 million, or $0.30 per diluted share.

•	Acquired the Orlando Airport Marriott for $70 million.

Full Year 2005 Highlights

•	RevPAR increased 11.2 percent over the comparable period in 2004 for the twelve hotels.

•	Hotel Adjusted EBITDA Margins increased 233 basis points for the twelve hotels.

•	Adjusted EBITDA of $47.1 million.

•	Adjusted FFO of $31.1 million, or $0.79 per diluted share.

•	Completed over $600 million of hotel acquisitions during 2005.

DiamondRock Hospitality Company

William W. McCarten, chairman and chief executive officer, stated, “2005 was a remarkable year for DiamondRock.  We successfully completed our initial public offering and acquired nine additional high quality hotels in a very competitive acquisition environment. Our exclusive acquisition sourcing relationship with Marriott has been a real advantage.  In addition to our success at raising and successfully investing our capital, we are very proud of our financial results.  Our hotel portfolio is performing well, exceeding our initial underwriting, and we are excited by our prospects in 2006.  We believe that our portfolio will continue to benefit from the current strong demand for lodging and the preliminary impact of our value added asset management strategies – for example, in 2006, we intend to invest $84 million in our hotels, which should deliver value for many years to come.”

Comparison with Prior Guidance for Full Year 2005

The following table reflects our prior guidance for the full year 2005 compared to our actual results for 2005:

	Prior Guidance	Actual

RevPAR Growth (1)	9% - 10%	11.2%
Hotel Adjusted EBITDA Margin Growth (1)	210 bps – 230 bps	233 bps
Adjusted EBITDA	$44M - $46M	$47.1M
Adjusted FFO	$28.4M-$30.4M	$31.1M

(1)

Represents pro forma RevPAR growth and Hotel Adjusted EBITDA Margin growth for the twelve hotels addressed in prior guidance (excludes the three hotels that we acquired in the second half of 2005 -- Oak Brook Hills Marriott Resort, SpringHill Suites Atlanta Buckhead and Orlando Airport Marriott).

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “twelve hotels,” “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.” Moreover, the discussions of RevPAR, Adjusted EBITDA and Hotel Adjusted EBITDA Margin assume that the acquired hotels were owned by the Company  for the entire reporting periods of 2005 and 2004.

          Fourth Quarter Results

For the fourth fiscal quarter, beginning September 10, 2005 and ended December 31, 2005, the Company reported:

•	Revenues of $104.2 million

•	Net income of $1.6 million ($0.03 per diluted share)

•	Adjusted EBITDA of $21.8 million

•	Adjusted FFO of $15.3 million ($0.30 per diluted share)

RevPAR for the twelve hotels increased 13.1 percent from $95.92 to $108.51 as compared to the same period in 2004, driven by an 11.9 percent increase in the average daily rate and a 0.75 percentage point increase in occupancy. During the fourth quarter we excluded out-of-service rooms related to the renovation at the Torrance Marriott from the RevPAR calculation.

Hotel Adjusted EBITDA Margins for our twelve hotels increased 269 basis points to 25.0 percent over the same period in the prior year.

DiamondRock Hospitality Company

Full Year 2005 Results

For the fiscal year ended December 31, 2005, the Company reported:

•	Revenues of $229.5 million

•	Net loss of $7.3 million ($0.19 per diluted share)

•	Adjusted EBITDA of $47.1 million

•	Adjusted FFO of $31.1 million ($0.79 per diluted share)

RevPAR for our twelve hotels increased 11.2 percent to $109.58 compared to $98.54 in the same period in 2004, driven by a 9.8 percent increase in the average daily rate and a 1 percentage point increase in occupancy. During 2005 we excluded out-of-service rooms related to the renovations at the Courtyard New York/Manhattan Fifth Avenue and the Torrance Marriott from the RevPAR calculation.

Hotel Adjusted EBITDA Margins for our twelve hotels increased 233 basis points to 25.9 percent compared to the same period in the prior year.

2005 Acquisitions

The Company acquired nine hotels during 2005 as follows:

•	The Torrance Marriott for a contractual purchase price of $61.5 million.

•

A portfolio of four hotels, including the Los Angeles Airport Marriott, the Renaissance Worthington (Fort Worth), the Marriott Atlanta Alpharetta Marriott, and the Marriott Frenchman’s Reef & Morning Star Marriott Beach Resort (St. Thomas, USVI) for a contractual purchase price of $315.0 million.

•	The Vail Marriott Mountain Resort & Spa for a contractual purchase price of $62.0 million.

•	The SpringHill Suites Atlanta Buckhead in the Buckhead area of Atlanta, Georgia for a contractual purchase price of $34.1 million.

•	The Oak Brook Hills Resort & Conference Center in Oak Brook, Illinois for a contractual purchase price of $64.0 million. This hotel was rebranded as the Oak Brook Hills Marriott Resort.

•	The Orlando Airport Marriott for a contractual purchase price of $70 million.

Balance Sheet & Recent Financings

As of December 31, 2005, the Company had total assets of $966.0 million (including $23.1 million of restricted cash available for capital improvement projects) and $431.2 million of total debt.  Over 90 percent of our debt is long-term, fixed-rate, single property limited recourse mortgage debt.  The Company’s debt bears interest at a weighted average rate of 5.6 percent per annum and has a weighted average maturity of 8.3 years.

On July 8, 2005, the Company entered into its senior secured revolving credit facility.  The facility has a three-year term and a $75.0 million limit, with an ability to increase the facility up to $250 million with lender approval.  As long as the Company maintains a debt-to-asset value of less than 65 percent, outstanding funds on the credit facility will bear interest at LIBOR plus 1.45 percent.  Wachovia Bank, Citigroup North America, and Bank of America participated in the credit facility.  As of December 31, 2005, the Company’s revolving credit facility had $12 million outstanding and $11.4 million reserved in connection with a letter of credit issued in conjunction with the property level debt on the Orlando Airport Marriott to cover renovations.

DiamondRock Hospitality Company

Recent Developments

We have a commitment from Lehman Brothers Bank to refinance the mortgage loan on the Courtyard Manhattan/Fifth Avenue that would have matured on January 2007.  Pursuant to this commitment, we expect to refinance the $23 million existing floating rate loan with a $51 million fixed rate loan that matures in 10 years and is interest only for five years. The interest rate will be fixed upon funding of the loan at the 10-year swap rate plus 90 basis points.

Outlook

The Company is providing guidance, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The guidance below includes the estimated disruption impact of the planned $84 million of renovations of our hotels during 2006.  Furthermore, the RevPAR and Hotel Adjusted EBITDA margin guidance are presented on a pro forma basis as they assume that the acquired hotels were owned by the Company for the entire comparable reporting periods of 2005.  Finally, our guidance does not reflect the impact of any additional hotel acquisitions or dispositions.

For the full year 2006 the Company expects:

•	RevPAR to increase in the range of 8 to 10 percent for our fifteen hotels. The newly built SpringHill Suites Atlanta Buckhead is included only during comparable periods.

•	Hotel Adjusted EBITDA Margins to increase approximately 160 to 210 basis points for our fifteen. The newly built SpringHill Suites Atlanta Buckhead is included only during comparable periods.

•	Adjusted EBITDA of $92.0 million to $96.0 million.

•	Adjusted FFO of $64.4 million to $68.4 million.

•	Total capital expenditures of approximately $84 million.

The Company expects that its 2006 results will contribute to full year Adjusted FFO as follows: first quarter of 16 – 18%, second quarter of 30 – 32%, third quarter of 19 – 21% and fourth quarter of 31 – 33%. The seasonality of the Company’s results is partially impacted by our reporting calendar (described in detail beginning on page 6) and by the timing of our 2006 capital expenditures (discussed in detail on page 5).

Dividend Update

          Fourth Quarter Dividend

The Company declared a dividend of $0.1725 per share, payable to its common stockholders of record as of December 30, 2005.  The dividend was paid on January 17, 2006.

          Increased Dividend for First Quarter 2006

The Board of Directors for the Company has approved an increase in the quarterly dividend.  A cash dividend of $0.18 per share will be paid to shareholders of record as of March 24, 2006 – the last day of the Company’s first fiscal quarter 2006. The dividend will be paid on April 11, 2006.

DiamondRock Hospitality Company

2005-06 Major Capital Expenditures

The Company has and continues to make significant capital investments in its hotels.  The Company has approximately $84 million of planned capital expenditures during 2006 (please see page 16 for a breakdown of such expenditures by property). The significant capital projects for 2005-06 are as follows:

•	Bethesda Marriott Suites: The Company is currently completing renovations of the guestsuites.

•

Courtyard Manhattan Fifth Avenue: The Company substantially completed the guestroom and corridor renovation during 2005.  The renovation of the lobby and other public spaces will be completed by the second quarter of 2006.

•

Courtyard Manhattan Midtown East: The Company is currently completing the renovation of guestrooms, lobby, restaurant and meeting space.  The project is expected to be completed by the end of the first quarter of 2006.

•

Frenchman’s Reef & Morning Star Marriott Beach Resort: The Company completed in 2005 the replacement of case goods in a portion of the guestrooms.  The Company is currently planning several significant projects at the hotel during 2006, including additional replacement of case goods in select rooms and the renovation of guestrooms, restaurants, and certain meeting space.

•

Los Angeles Airport Marriott:  In 2005, the Company completed a renovation of the hotel ballroom, conversion of a food outlet to a junior ballroom and renovation of the hotel bar.  Additionally, the Company will accelerate the timing of a complete room renovation from 2007 to 2006.  The project will consist of the renovation of the hotel guestrooms and bathrooms and is being funded, in part, by a $1.5 million non-recoverable contribution from Marriott International. The renovation is scheduled to begin in April 2006 and be completed by November 2006.

•	Marriott Griffin Gate Resort: The Company substantially completed a renovation of the hotel ballroom, corridors and public space in 2005.

•

Oak Brook Hills Marriott Resort: The Company will begin a significant renovation in the fourth quarter of 2006.  The renovation will include the hotel guestrooms and bathrooms, the hotel main ballroom and meeting rooms and the hotel lobby.

•	Orlando Airport Marriott: The Company will begin a significant renovation in 2006. The renovation will include the hotel guestrooms and bathrooms, the hotel meeting rooms and the hotel lobby.

•

Torrance Marriott: The Company is currently completing the renovation of the Torrance Marriott.  The initial phase of the project consisted of the renovation of the hotel guestroom soft goods and bathrooms and the renovation of the hotel’s main ballroom and meeting rooms, which were completed in January 2006. During the second and third quarter of 2006, renovations will include the hotel lobby and the conversion of a food and beverage outlet to meeting space.

•	Vail Marriott: The Company is currently evaluating a major renovation of the hotel ballrooms.

The completed capital projects were accomplished on time and on (or under) budget. The capital projects in process are forecasted to be completed on time and on budget.

DiamondRock Hospitality Company

Earnings Call

The Company will host a conference call to discuss fourth quarter and full year 2005 results and 2006 guidance on Thursday, March 2, 2006, at 2:00pm. EST.  To participate in the live call, investors are invited to dial 1-866-356-4281 (for domestic callers) or 617-597-5395 (for international callers).  The participant passcode is 10500447. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for 30 days.

About the Company

DiamondRock Hospitality Company is a self-advised REIT that is an owner and acquirer of premium hotel properties.  As of December 31, 2005, the Company owned 15 hotels that comprised 6,119 rooms.  The Company has a strategic acquisition sourcing relationship with Marriott International.  For further information, please visit the Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward- looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward- looking statements are made.  These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions, including, without limitation, the Chicago Marriott; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, the manager of the majority of our hotel properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef) and Vail Resorts, our manager of the Vail Marriott, report results on a monthly basis. Additionally, the Company, as a REIT, is required by tax law to report results on a calendar year. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

DiamondRock Hospitality Company

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report any results for Frenchman’s Reef or for the Vail Marriott for the month of operations that ends after our fiscal quarter-end because neither Vail Resorts nor Marriott International make mid- month results available to us. As a result, our quarterly results of operations include results from Frenchman’s Reef and the Vail Marriott as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott- managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotel results consistent with their reporting in our consolidated statement of operations for the hotel operating statistics and comparable hotel results reported herein.

Ground Leases

Three of our hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, and Salt Lake City Downtown Marriott.  In addition, part of a parking structure at a fourth hotel and two golf courses at two additional hotels are also subject to ground leases.  In accordance with GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease.  For the full year 2005, contractual cash rent payable on the ground leases totaled $1.7 million and the Company recorded approximately $8.8 million in ground rent expense.  The non-cash portion of ground rent expense recorded for the full year was $7.1 million.

DiamondRock Hospitality Company

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS

	(Unaudited )
	December 31, 2005	December 31, 2004

ASSETS
Property and equipment, at cost	$899,309,856	$286,727,306
Less: accumulated depreciation	(28,747,457)	(1,084,867)

	870,562,399	285,642,439
Restricted cash	23,109,153	17,482,515
Due from hotel managers	38,964,986	2,626,262
Favorable lease asset, net	10,601,577	—
Purchase deposits and pre-acquisition costs	—	3,272,219
Prepaid and other assets	10,495,765	4,340,259
Cash and cash equivalents	9,431,741	76,983,107
Deferred financing costs, net	2,846,661	1,344,378

Total assets	$966,012,282	$391,691,179

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Debt, at face amount	$428,394,735	$177,827,573
Debt premium	2,782,322	2,944,237

Total debt	431,177,057	180,771,810
Deferred income related to key money, net	10,311,322	2,490,385
Unfavorable lease liability, net	5,384,431	5,776,946
Due to hotel managers	22,790,896	3,985,795
Dividends declared and unpaid	8,896,101	—
Accounts payable and accrued expenses	24,064,047	3,078,825

Total other liabilities	71,446,797	15,331,951

Shareholders’ Equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 50,819,864 and 21,020,100 shares issued and outstanding at December 31, 2005 and 2004, respectively
	508,199	210,201
Additional paid-in capital	491,951,223	197,494,842
Accumulated deficit	(29,070,994)	(2,117,625)

Total shareholders’ equity	463,388,428	195,587,418

Total liabilities and shareholders’ equity	$966,012,282	$391,691,179

DiamondRock Hospitality Company

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited) Year Ended December 31, 2005	Period from May 6, 2004 (Inception) to December 31, 2004

Revenues:
Rooms	$151,755,924	$5,137,370
Food and beverage	63,261,282	1,507,960
Other	14,433,057	428,534

Total revenues	229,450,263	7,073,864

Operating Expenses:
Rooms	37,432,635	1,455,380
Food and beverage	47,281,237	1,266,827
Management fees	8,107,902	260,724
Other hotel expenses	88,447,484	3,183,959
Depreciation and amortization	27,590,234	1,053,283
Corporate expenses	13,461,528	4,114,165

Total operating expenses	222,321,020	11,334,338

Operating income (loss)	7,129,243	(4,260,474)

Interest income	(1,548,635)	(1,333,837)
Interest expense	17,367,079	773,101

Total other expenses (income)	15,818,444	(560,736)

Loss before income taxes	(8,689,201)	(3,699,738)
Income tax benefit	1,353,261	1,582,113

Net loss	$(7,335,940)	$(2,117,625)

Loss per share:
Basic and diluted	$(0.19)	$(0.12)

Weighted-average number of common shares outstanding:
Basic and diluted	39,145,789	18,162,916

DiamondRock Hospitality Company

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited) Year Ended December 31, 2005	Period from May 6, 2004 (Inception) to December 31, 2004

Cash flows from operating activities:
Net loss	$(7,335,940)	$(2,117,625)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	27,590,234	1,053,283
Amortization of deferred financing costs as interest	1,343,899	28,615
Non-cash straight-line ground rent	7,120,368	—
Market value adjustment to interest rate caps	(7,837)	25,655
Amortization of debt premium and unfavorable lease liability	(302,179)	(10,814)
Amortization of deferred income and corporate depreciation	(115,118)	21,969
Stock-based compensation	6,308,098	1,357,083
Income tax benefit	(2,104,371)	(1,521,213)
Changes in assets and liabilities:
Prepaid expenses and other assets	(832,736)	(581,477)
Due to/from hotel managers	(15,915,027)	(2,626,262)
Accounts payable and accrued expenses	4,076,637	3,545,232

Net cash provided by (used in) operating activities	19,826,028	(825,554)

Cash flows from investing activities:
Hotel acquisitions	(611,604,489)	(273,827,972)
Receipt of deferred Key Money	8,008,750	2,500,000
Hotel capital expenditures	(18,007,635)	—
Change in restricted cash	1,726,776	(480,515)
Purchase deposits and pre-acquisition costs	—	(3,272,219)

Net cash used in investing activities	(619,876,598)	(275,080,706)

Cash flows from financing activities:
Proceeds from debt	317,500,000	158,000,000
Repayments of mortgage debt	(56,948,685)	—
Scheduled mortgage debt principal payments	(2,932,838)	—
Payment of financing costs	(2,846,182)	(1,372,993)
Cash paid for interest rate caps	—	(85,600)
Proceeds from sale of common stock	291,799,785	197,376,548
Payment of costs related to sale of common stock	(3,353,504)	(1,028,588)
Payment of dividends	(10,719,372)	—

Net cash provided by financing activities	532,499,204	352,889,367

Net (decrease) increase in cash and cash equivalents	(67,551,366)	76,983,107
Cash and cash equivalents, beginning of period	76,983,107	—

Cash and cash equivalents, end of period	$9,431,741	$76,983,107

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$15,601,243	$350,979

Cash paid for income taxes	$1,005,629	$—

Non-cash Investing and Financing Activities:
Repayment of mortgage debt with restricted cash	$7,051,315	$—

DiamondRock Hospitality Company

Non-GAAP Financial Measures

          We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO.

EBITDA represents net income (loss) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical

	Fiscal Quarter Ended December 31, 2005	Year Ended December 31, 2005

Net income (loss)	$1,553,658	$(7,335,940)
Interest expense	6,726,091	17,367,079
Income tax benefit	(227,762)	(1,353,261)
Depreciation and amortization	11,517,708	27,590,234

EBITDA	$19,569,695	$36,268,112

	Forecast Full Year 2006

	Low End	High End

Net income	$19,900,000	$23,900,000
Interest expense	27,000,000	27,000,000
Income tax expense	600,000	600,000
Depreciation and amortization	37,000,000	37,000,000

EBITDA	$84,500,000	$88,500,000

DiamondRock Hospitality Company

          Management also evaluates our performance by reviewing Adjusted EBITDA because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease asset.

•

The impact of fully vested irrevocable commitments to issue 382,500 shares of stock to our five senior executive officers made in connection with our initial public offering and expensed in the second quarter.  These were grants and do not reflect the underlying performance of the Company.

•

Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

	Historical

	Fiscal Quarter Ended December 31, 2005	Year Ended December 31, 2005

EBITDA	$19,569,695	$36,268,112
Non-cash ground rent	2,210,090	7,120,368
Initial public offering stock grants	—	3,736,250

Adjusted EBITDA	$21,779,785	$47,124,730

	Forecast Full Year 2006

	Low End	High End

EBITDA	$84,500,000	$88,500,000
Non-cash ground rent	7,500,000	7,500,000

Adjusted EBITDA	$92,000,000	$96,000,000

DiamondRock Hospitality Company

          We compute FFO in accordance with standards established by NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

	Historical

	Fiscal Quarter Ended December 31, 2005	Year Ended December 31, 2005

Net income (loss)	$1,553,658	$(7,335,940)
Real estate related depreciation and amortization	11,517,708	27,590,234

FFO	$13,071,366	$20,254,294

FFO per Share (Basic and Diluted)	$0.26	$0.52

	Forecast Full Year 2006

	Low End	High End

Net income	$19,900,000	$23,900,000
Real estate related depreciation and amortization	37,000,000	37,000,000

FFO	$56,900,000	$60,900,000

          Management also evaluates our performance by reviewing Adjusted FFO because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease asset.

•

The impact of fully vested irrevocable commitments to issue 382,500 shares of stock to our five senior executive officers made in connection with the initial public offering and expensed in the second quarter.  The impact of these grants do not reflect the underlying performance of the Company.

•

Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

DiamondRock Hospitality Company

	Historical

	Fiscal Quarter Ended December 31, 2005	Year Ended December 31, 2005

FFO	$13,071,366	$20,254,294
Non-cash ground rent	2,210,090	7,120,368
Initial public offering stock grants	—	3,736,250

Adjusted FFO	$15,281,456	$31,110,912

Adjusted FFO per Share (Basic and Diluted)	$0.30	$0.79

	Forecast Full Year 2006

	Low End	High End

FFO	$56,900,000	$60,900,000
Non-cash ground rent	7,500,000	7,500,000

Adjusted FFO	$64,400,000	$68,400,000

Certain Definitions

In this release, when we discuss the “twelve hotels” we are discussing all of our hotels except SpringHill Suites Atlanta Buckhead, the Oak Brook Hills Marriott Resort, and Orlando Airport Marriott.  We exclude these hotels from our discussion to enable our investors to compare our performance on a same store basis with the guidance we provided at the end of the third quarter.

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotel due to the straight lining of the rent from our ground lease obligations and the non-cash amortization of our favorable lease asset. Hotel EBITDA represents hotel net income (loss) excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

DiamondRock Hospitality Company

Market Capitalization as of December 31, 2005

December 31, 2005

Enterprise Value
Common equity capitalization (at 12/31/05 closing price of $11.96/share)	$621,396,116
Consolidated debt	431,177,057
Cash and cash equivalents	(9,431,741)

Total enterprise value	$1,043,141,432

Dividend Per Share
Common dividend declared (holders of record on December 30, 2005)	$0.1725

Share Reconciliation
Common shares outstanding, held by third parties	46,199,193
Common shares outstanding, held by Marriott International	4,428,571
Common shares outstanding, held by management and directors	192,100

Subtotal	50,819,864
Unvested restricted stock held by management and employees	747,000
Share grants under deferred compensation plan held by corporate officers	389,333

Combined shares outstanding	51,956,197

Debt Summary at December 31, 2005

(dollars in thousands)

Property	Interest Rate	Spread to LIBOR	Outstanding Principal	Maturity

Courtyard Manhattan / Midtown East	5.195%	Fixed	$44,131	December 2009
Salt Lake City Marriott Downtown	5.500%	Fixed	38,016	December 2014
Courtyard Manhattan / Fifth Avenue	7.075%	270bps	23,000	January 2007
Marriott Griffin Gate Resort	5.110%	Fixed	30,442	January 2010
Bethesda Marriott Suites	7.690%	Fixed	19,305	February 2023
Los Angeles Airport Marriott	5.300%	Fixed	82,600	June 2015
Marriott Frenchman’s Reef	5.440%	Fixed	62,500	July 2015
Renaissance Worthington	5.400%	Fixed	57,400	June 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	December 2015
Credit Facility Borrowings	5.758%	145bps	12,000	July 2008

Total Debt (excluding Debt Premium)	5.6% (weighted average)		428,395	8.33 yrs. (weighted average)

Fixed Interest Rate Debt to Total Debt	91.8%

DiamondRock Hospitality Company

Portfolio Composition and Projected Total Investment

Property	Location	Year Opened	Number of Rooms (1)	Total Investment (1)	2006 Budgeted Capital Expenditures (2)	Total Projected Investment (3)	Projected Investment Per Room

Marriott Atlanta Alpharetta	Atlanta, GA	2000	318	$38,833,000	$284,000	$39,117,000	$123,009
Bethesda Marriott Suites	Bethesda, MD	1990	274	42,185,000	5,831,000	48,016,000	175,241
Courtyard Manhattan / Fifth Avenue	New York, NY	1990	185	41,832,000	2,575,000	44,407,000	240,038
Courtyard Manhattan / Midtown East	New York, NY	1998	307	75,382,000	2,667,000	78,049,000	254,231
Frenchman’s Reef & Morning Star Marriott Beach Resort	St. Thomas, USVI	1973/1984	504	76,106,000	10,860,000	86,966,000	172,552
Marriott Griffin Gate Resort	Lexington, KY	1981	408	49,779,000	1,933,000	51,712,000	126,745
Los Angeles Airport Marriott	Los Angeles, CA	1973	1,004	114,681,000	18,073,000	132,754,000	132,225
Oak Brook Hills Marriott Resort	Oak Brook, IL	1987	384	66,165,000	11,483,000	77,648,000	202,208
Orlando Airport Marriott	Orlando, FL	1983	486	71,154,000	12,235,000	83,389,000	171,582
Renaissance Worthington	Fort Worth, TX	1981	504	80,811,000	2,853,000	83,664,000	166,000
Salt Lake City Marriott Downtown	Salt Lake City, UT	1981	510	51,123,000	3,703,000	54,826,000	107,502
SpringHill Suites Atlanta Buckhead	Atlanta, GA	2005	220	34,341,000	40,000	34,381,000	156,277
The Lodge at Sonoma, a Renaissance Resort and Spa	Sonoma, CA	2001	182	32,430,000	486,000	32,916,000	180,857
Torrance Marriott	Los Angeles County, CA	1985	487	67,421,000	7,625,000	75,046,000	154,099
Vail Marriott Mountain Resort & Spa	Vail, CO	1983/2002	346	65,259,000	3,665,000	68,924,000	199,202

Total			6,119	$907,502,000	$84,313,000	$991,815,000	$162,088

(1)	As of December 31, 2005.
(2)	2006 Budgeted Capital Expenditures represents capital expenditures regardless of whether they will be paid for through an escrow account or owner funding.
(3)	Total projected investments for each hotel property is the gross book value of the hotel as of December 31, 2005 plus budgeted 2006 capital improvements.

DiamondRock Hospitality Company

Selected Financial and Operating Information by Property

Properties Owned as of December 31, 2005

(in thousands, except selected operating information)

The following tables present, except where noted, selected financial and operating information by property for the fiscal quarter ended December 31, 2005, the period from January 1, 2005 to December 31, 2005, and the comparable periods of 2004. Where relevant, the data is pro forma as it assumes that the hotels were owned by the Company for the entire reporting periods of 2005 and 2004. Hotel Adjusted EBITDA reflects property net operating income excluding corporate expenses, the non-cash expense incurred from straight lining the rent from our ground lease obligations (where applicable), interest expense and depreciation and amortization.

	Fiscal Fourth Quarter			Full Year

	2005	2004	Change	2005	2004	Change

MARRIOTT ATLANTA ALPHARETTA
Average Occupancy	61.2%	58.3%	2.9 pts	60.6%	59.9%	0.8 pts
ADR	$131.89	$120.57	9.4%	$132.60	$121.20	9.4%
RevPAR	$80.74	$70.33	14.8%	$80.42	$72.59	10.8%
Total Revenues	$4,601	$4,100	12.2%	$14,211	$12,915	10.0%
Net Income / (Loss)	$1,175	$822		$3,139	$2,413
Plus: Depreciation	$437	$405		$1,380	$1,317

Hotel Adjusted EBITDA	$1,612	$1,227	31.4%	$4,519	$3,730	21.1%

BETHESDA MARRIOTT SUITES
Average Occupancy	77.9%	75.8%	2.1 pts	77.4%	74.6%	2.8 pts
ADR	$162.77	$151.84	7.2%	$160.38	$153.74	4.3%
RevPAR	$126.83	$115.13	10.2%	$124.13	$114.74	8.2%
Total Revenues	$5,415	$4,861	11.4%	$16,579	$15,504	6.9%
Net Income / (Loss)	$(1,603)	$(1,830)		$(5,503)	$(5,941)
Plus: Depreciation	$742	$707		$2,363	$2,298
Plus: Interest Expense	$413	$423		$1,368	$1,374
Plus: Non-Cash Ground Rent	$2,006	$2,006		$6,552	$6,552

Hotel Adjusted EBITDA	$1,558	$1,306	19.3%	$4,780	$4,284	11.6%

SPRINGHILL SUITES ATLANTA BUCKHEAD
(This property opened for business on July 1, 2005. The results presented below represent only our period of ownership.)
Average Occupancy	76.9%	N/A	N/A	65.8%	N/A	N/A
ADR	$104.99	N/A	N/A	$103.19	N/A	N/A
RevPAR	$80.74	N/A	N/A	$67.92	N/A	N/A
Total Revenues	$2,188	N/A	N/A	$2,665	N/A	N/A
Net Income / (Loss)	$584	N/A	N/A	$578	N/A	N/A
Plus: Depreciation	$362	N/A	N/A	$519	N/A	N/A

Hotel Adjusted EBITDA	$946	N/A	N/A	$1,097	N/A	N/A

DiamondRock Hospitality Company

	Fiscal Fourth Quarter			Full Year

	2005	2004	Change	2005	2004	Change

COURTYARD MANHATTAN / FIFTH AVENUE
(This property received the Courtyard brand in January 2005. During the comparable periods of 2004, the property was branded as a Clarion for a portion of the period and unaffiliated the remainder.)
Average Occupancy	86.3%	93.6%	(7.3 pts )	84.5%	89.3%	(4.8 pts )
ADR	$265.99	$167.05	59.2%	$212.87	$140.96	51.0%
RevPAR	$229.59	$156.35	46.8%	$179.83	$125.88	42.9%
Total Revenues	$4,862	$3,339	45.6%	$11,525	$8,753	31.7%
Net Income / (Loss)	$603	$(398)		$(564)	$(2,172)
Plus: Depreciation	$623	$615		$2,130	$1,846
Plus: Interest Expense	$570	$588		$1,548	$1,765
Plus: Non-Cash Ground Rent	$96	$—		$313	$—

Hotel Adjusted EBITDA	$1,892	$806	134.7%	$3,426	$1,439	138.2%

COURTYARD MANHATTAN / MIDTOWN EAST
Average Occupancy	87.8%	89.5%	(1.7 pts )	87.9%	89.2%	(1.3 pts )
ADR	$284.65	$240.20	18.5%	$230.52	$199.43	15.6%
RevPAR	$249.83	$214.94	16.2%	$202.52	$177.85	13.9%
Total Revenues	$9,046	$7,757	16.6%	$23,814	$20,926	13.8%
Net Income / (Loss)	$2,906	$1,235		$4,504	$1,698
Plus: Depreciation	$432	$882		$2,356	$2,866
Plus: Interest Expense	$732	$730		$2,375	$2,372

Hotel Adjusted EBITDA	$4,070	$2,847	43.0%	$9,235	$6,936	33.1%

FRENCHMAN’S REEF & MORNING STAR MARRIOTT BEACH RESORT
Average Occupancy	67.4%	57.2%	10.3 pts	78.5%	71.5%	7 pts
ADR	$183.48	$184.45	(0.5)%	$200.18	$188.49	6.2%
RevPAR	$123.72	$105.43	17.3%	$157.06	$134.73	16.6%
Total Revenues	$12,274	$10,434	17.6%	$45,085	$40,207	12.1%
Net Income / (Loss)	$(1,209)	$(1,277)		$3,735	$1,882
Plus: Depreciation	$1,323	$778		$3,407	$2,528
Plus: Interest Expense	$1,057	$1,055		$3,436	$3,429

Hotel Adjusted EBITDA	$1,171	$556	110.6%	$10,578	$7,840	34.9%

DiamondRock Hospitality Company

	Fiscal Fourth Quarter				Year-to-Date

	2005	2004	Change		2005	2004	Change

MARRIOTT GRIFFIN GATE RESORT
Average Occupancy	59.6%	67.7%	(8.1 pts	)	63.8%	68.1%	(4.2 pts )
ADR	$131.00	$115.98	13.0%		$122.22	$110.10	11.0%
RevPAR	$78.04	$78.46	(0.5	) %	$78.00	$74.94	4.1%
Total Revenues	$7,916	$7,510	5.4%		$23,994	$22,722	5.6%
Net Income / (Loss)	$905	$1,004			$2,103	$2,043
Plus: Depreciation	$693	$549			$2,138	$1,785
Plus: Interest Expense	$495	$493			$1,609	$1,601
Plus: Non-Cash Ground Rent	$2	$—			$5	$—

Hotel Adjusted EBITDA	$2,094	$2,045	2.4%		$5,855	$5,429	7.8%

LOS ANGELES AIRPORT MARRIOTT
Average Occupancy	72.2%	76.4%	(4.3 pts	)	77.0%	79.1%	(2.1 pts )
ADR	$103.09	$97.16	6.1%		$101.99	$96.50	5.7%
RevPAR	$74.38	$74.24	0.2%		$78.52	$76.30	2.9%
Total Revenues	$15,004	$15,040	(0.2)%		$49,814	$48,593	2.5%
Net Income / (Loss)	$1,321	$1,653			$4,303	$4,137
Plus: Depreciation	$1,276	$1,167			$3,993	$3,793
Plus: Interest Expense	$1,376	$1,371			$4,479	$4,455

Hotel Adjusted EBITDA	$3,973	$4,191	(5.2)%		$12,775	$12,385	3.1%

OAK BROOK HILLS MARRIOTT RESORT
(This property converted to the Marriott brand in late-July 2005. During the comparable periods of 2004 and early 2005, the property was unaffiliated.)
Average Occupancy	45.9%	50.0%	(4 pts	)	51.0%	49.1%	1.8 pts
ADR	$131.20	$119.81	9.5%		$121.85	$121.95	(0.1)%
RevPAR	$60.27	$59.85	0.7%		$62.13	$59.93	3.7%
Total Revenues	$6,493	$7,795	(16.7)%		$23,326	$23,393	(0.3)%
Net Income / (Loss)	$(1,066)	$129			$(473)	$143
Plus: Depreciation	$1,053	$1,054			$3,499	$3,425
Plus: Non-Cash Ground Rent	$158	$185			$574	$600

Hotel Adjusted EBITDA	$145	$1,368	(89.4)%		$3,600	$4,168	(13.6)%

DiamondRock Hospitality Company

	Fiscal Fourth Quarter			Full Year

	2005	2004	Change	2005	2004	Change

ORLANDO AIRPORT MARRIOTT
(This property was managed by a third-party manager as a Marriott franchise until DiamondRock purchased in mid-December 2005. Upon purchase, Marriott International became the manager of the hotel.)
Average Occupancy	77.9%	84.3%	(6.4 pts )	78.1%	83.8%	(5.7 pts )
ADR	$108.11	$95.89	12.7%	$103.46	$88.42	17.0%
RevPAR	$84.27	$80.88	4.2%	$80.79	$74.05	9.1%
Total Revenues	$5,003	$5,916	(15.4)%	$22,485	$20,701	8.6%
Net Income / (Loss)	$1,053	$1,163		$3,175	$2,459
Plus: Depreciation	$555	$555		$2,405	$2,405

Hotel Adjusted EBITDA	$1,608	$1,718	(6.4)%	$5,580	$4,864	14.7%

SALT LAKE CITY MARRIOTT DOWNTOWN
Average Occupancy	69.6%	66.0%	3.6 pts	71.4%	67.9%	3.5 pts
ADR	$118.86	$113.76	4.5%	$118.68	$115.51	2.7%
RevPAR	$82.68	$75.08	10.1%	$84.76	$78.49	8.0%
Total Revenues	$7,861	$6,599	19.1%	$24,087	$22,073	9.1%
Net Income / (Loss)	$596	$62		$1,763	$955
Plus: Depreciation	$809	$741		$2,498	$2,407
Plus: Interest Expense	$665	$666		$2,162	$2,164

Hotel Adjusted EBITDA	$2,070	$1,469	41.0%	$6,423	$5,527	16.2%

THE LODGE AT SONOMA, A RENAISSANCE RESORT & SPA
Average Occupancy	68.4%	65.2%	3.1 pts	70.4%	65.1%	5.3 pts
ADR	$215.92	$192.88	11.9%	$204.03	$187.34	8.9%
RevPAR	$147.59	$125.82	17.3%	$143.65	$122.03	17.7%
Total Revenues	$5,423	$4,702	15.3%	$16,656	$14,529	14.6%
Net Income / (Loss)	$607	$360		$452	$497
Plus: Depreciation	$557	$544		$1,787	$1,768
Plus: Interest Expense	$—	$—		$728	$—

Hotel Adjusted EBITDA	$1,164	$904	28.8%	$2,967	$2,265	31.0%

DiamondRock Hospitality Company

	Fiscal Fourth Quarter			Year-to-Date

	2005	2004	Change	2005	2004	Change

TORRANCE MARRIOTT
Average Occupancy	78.0%	76.5%	1.5 pts	80.9%	77.4%	3.4 pts
ADR	$104.36	$100.98	3.4%	$103.23	$99.63	3.6%
RevPAR	$81.40	$77.23	5.4%	$83.49	$77.16	8.2%
Total Revenues	$5,967	$6,481	(7.9)%	$21,125	$20,564	2.7%
Net Income / (Loss)	$(417)	$83		$(1,611)	$72
Plus: Depreciation	$1,533	$1,445		$4,834	$4,697
Plus: Interest Expense	$—	$—		$1,594	$—

Hotel Adjusted EBITDA	$1,116	$1,528	(27.0)%	$4,818	$4,769	1.0%

VAIL MARRIOTT MOUNTAIN RESORT & SPA
Average Occupancy	48.4%	47.3%	1.1 pts	58.7%	60.0%	(1.4 pts )
ADR	$171.22	$160.37	6.8%	$192.06	$178.90	7.4%
RevPAR	$82.89	$75.85	9.3%	$112.66	$107.42	4.9%
Total Revenues	$5,338	$5,332	0.1%	$21,373	$21,374	(0.0)%
Net Income / (Loss)	$(632)	$(493)		$2,416	$2,203
Plus: Depreciation	$716	$771		$2,319	$2,312

Hotel Adjusted EBITDA	$84	$277	(69.7)%	$4,735	$4,515	4.9%

RENAISSANCE WORTHINGTON
Average Occupancy	73.7%	67.7%	6 pts	76.9%	73.0%	3.9 pts
ADR	$157.95	$143.94	9.7%	$151.48	$138.55	9.3%
RevPAR	$116.35	$97.43	19.4%	$116.45	$101.15	15.1%
Total Revenues	$11,399	$10,039	13.6%	$35,648	$32,697	9.0%
Net Income / (Loss)	$1,247	$244		$3,054	$1,201
Plus: Depreciation	$673	$850		$2,371	$2,762
Plus: Interest Expense	$991	$953		$3,143	$3,096

Hotel Adjusted EBITDA	$2,911	$2,047	42.2%	$8,568	$7,058	21.4%